BRITISH COLUMBIA
The Best Place on Earth

Number: BC0922905

CERTIFIED A TRUE COPY

SOLICITOR

MAX PINSKY
Barrister & Solicitor
Suite 1780 – 400 Burrard Street
Vancouver, B.C. V6C 3A6
Telephone: 604-689-9930

CERTIFICATE OF INCORPORATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that ALEXANDRA CAPITAL CORP. was incorporated under the Business Corporations Act on October 17, 2011 at 02:17 PM Pacific Time.

Issued under my hand at Victoria, British Columbia
On October 17, 2011

RON TOWNSHEND
Registrar of Companies
Province of British Columbia
Canada